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                                                                      EXHIBIT 25

                               POWER OF ATTORNEY


     Each of the undersigned Directors of Teleflex Incorporated, a Delaware corporation (the "Company"), hereby appoints Lennox K. Black, Harold L. Zuber, Jr. and Steven K. Chance, and each of them, with full power of substitution, to act as his attorney-in-fact to execute, on behalf of the undersigned, the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1997.

     IN WITNESS WHEREOF, this Power of Attorney is executed this 2nd day of March, 1998.


/s/ Lennox K. Black                     /s/ Patricia C. Barron
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    Lennox K. Black                         Patricia C. Barron


/s/ Donald Beckman                      /s/ David S. Boyer
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    Donald Beckman                          David S. Boyer


/s/ Joseph S. Gonnella                  /s/ Lewis E. Hatch, Jr.
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    Joseph S. Gonnella                      Lewis E. Hatch, Jr.


/s/ Pemberton Hutchinson                /s/ Sigismundus W. W. Lubsen
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    Pemberton Hutchinson                    Sigismundus W. W. Lubsen


/s/ Palmer E. Retzlaff                  /s/ John H. Remer
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    Palmer E. Retzlaff                      John H. Remer


/s/ James W. Stratton
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    James W. Stratton